                                                                    EXHIBIT 4.14







                                DEPOSIT AGREEMENT
                                    (Class A)

                          Dated as of January 28, 2000


                                     between


                    FIRST SECURITY BANK, NATIONAL ASSOCIATION


                                 as Escrow Agent


                                       and


                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                 NEW YORK BRANCH


                                  as Depositary

DEPOSIT AGREEMENT (Class A) dated as of January 28, 2000 (as amended, modified or supplemented from time to time, this "Agreement") between First Security Bank, National Association, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and WESTDEUTSCHE LANDESBANK GIROZENTRALE, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York Branch as depositary bank (the "Depositary").

                               W I T N E S S E T H

                WHEREAS, Atlas Air, Inc. ("Atlas") and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") have entered into a Trust Supplement, dated the date hereof to the Pass Through Trust Agreement dated as of January 28, 2000 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to Atlas Air Pass Through Trust 2000-1A pursuant to which the Atlas Air Pass Through Trust, Series 2000-1A Certificates referred to therein (the "Certificates") are being issued;

                WHEREAS, Atlas and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Salomon Smith Barney Inc. (collectively, the "Placement Agents" and, together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") have entered into a Placement Agreement dated January 20, 2000 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Placement Agents;

                WHEREAS, Atlas, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire, subject to the terms thereof, from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by Atlas, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

                WHEREAS, the Escrow Agent, the Placement Agents, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow Agreement");

                WHEREAS, Atlas and the Depositary concurrently herewith are entering into an Indemnity Agreement, dated as of the date hereof (the "Indemnity Agreement"); and

                WHEREAS, the Placement Agents and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the

Escrow Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish an account from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

                NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                SECTION 1.1 Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposit and the Account (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Account except as permitted by this Agreement.

                SECTION 1.2 Establishment of Account. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the deposit account listed on Schedule I hereto (the "Account"), in the name of the Escrow Agent and on the terms and conditions set forth in this Agreement.

                SECTION 2.1 Deposit. The Escrow Agent shall direct the Placement Agents to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in Federal (same day) funds by wire transfer to: Westdeutsche Landesbank Girozentrale, New York Branch, Reference: Atlas 2000-1A, and the Depositary shall accept from the Placement Agents, on behalf of the Escrow Agent, the sum of US$124,639,000. Upon acceptance of such sum, the Depositary shall (i) establish the deposit specified in Schedule I hereto maturing on the date set forth therein (the "Deposit") and (ii) credit the Deposit to the Account as set forth therein. No amount shall be deposited in the Account other than the related Deposit.

                SECTION 2.2 Interest. The Depositary shall pay interest on the balance of the Deposit from and including the date of deposit to but excluding the date of withdrawal at the rate of 8.707% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each January 2 and July 2, commencing on July 2, 2000 (each, an "Interest Payment Date"), and on the date of each Prepayment Withdrawal and the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any portion of the Deposit is withdrawn on an Interest Payment Date); provided, however, that in the event that no Registration Event (as defined in the Registration Rights Agreement) occurs on or prior to the 210th day after the date of the issuance of the Certificates (the "Registration Date"), the interest rate per annum paid by the Depositary on each Deposit shall be increased by 0.50%, effective from and including the 210th day after the date of issuance of the Certificates, to but excluding the date on which a Registration Event occurs; and provided, further, that in the event that a Shelf Registration Statement (as defined in the Registration Rights Agreement) ceases to be effective for more than 60 days, whether or not consecutive, during any 12-month period at any time before the earlier of (a) the second anniversary of the effective date of the Shelf Registration Statement or (b) the sale pursuant to the Shelf Registration Statement of all the Certificates covered thereby, the interest rate per annum paid by the Depositary on each Deposit shall be increased by 0.50% per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective. Interest accrued on any portion of the Deposit when withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal.

                SECTION 2.3 Withdrawals. (a) On and after the date seven days after the establishment of the Deposit, the Escrow Agent may, by providing at least one Business Day's prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), withdraw all or a portion of the Deposit, except that at any time prior to the actual withdrawal of the Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter the Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the Account shall be reduced by the amount of the withdrawal. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Denver, Colorado, Salt Lake City, Utah or Wilmington, Delaware. If a Notice of Purchase Withdrawal is related to a single aircraft, the amount of withdrawal specified therein shall not exceed the maximum principal amount of the Equipment Notes for such aircraft, as specified in the Offering Memorandum (as defined in the Note Purchase Agreement).

                (b) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Prepayment Withdrawal"), withdraw all or a portion of the Deposit together with all accrued and unpaid interest thereon to but excluding the specified date of withdrawal (a "Prepayment Withdrawal"), on such date as shall be specified in such Notice of Prepayment Withdrawal. Following such withdrawal the balance in the Account shall be reduced by the amount of the withdrawal. Upon any Prepayment Withdrawal, the Depositary shall pay to the Paying Agent the amount requested in the related Notice of Prepayment Withdrawal, provided that after giving pro forma effect to any Prepayment Withdrawal, the remaining amount of the Deposit shall not be less than the maximum principal amount of the Equipment Notes issuable in respect of any aircraft scheduled to be delivered after the date of such Prepayment Withdrawal, as specified in the Offering Memorandum.

                (c) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of the Deposit together with the all accrued and unpaid interest on the Deposit to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. Following such withdrawal the balance in the Account shall be zero and the Depositary shall close such Account. If a Notice of Final Withdrawal has not been given to the Depositary on or before December 31, 2000 (provided that if a labor strike or work stoppage occurs at The Boeing Company prior to such date, such date shall be extended by adding thereto the number of days that each such labor strike or work stoppage continues in effect) and there are unwithdrawn amounts in the Account on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on January 16, 2001 (or if the December 31, 2000 date has been extended as set forth in this sentence, the fifteenth day after the Delivery Period Termination Date).

                (d) If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Prepayment Withdrawal or Notice of Final Withdrawal complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement. No notice of withdrawal shall be given within seven days after the date of the immediately preceding notice of withdrawal.

                SECTION 2.4 Re-Deposit. On the date of withdrawal of any portion of the Deposit, the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be deemed not to have been withdrawn for all purposes hereof.

                SECTION 3.1 Termination. This Agreement shall terminate on the later of the date on which (i) all of the Deposit shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposit shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

                SECTION 4. Payments. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposit payable under Section 2.2 hereof, any Prepayment Withdrawal or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA #03-11-000-92, Account No. 50849-0,
Attention: Robert Hines, Reference: Atlas Air 2000-1A, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of all or a portion of the Deposit pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposit howsoever arising. All payments on or in respect of the Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section
2.04 of the Escrow Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority and (iii) if the Taxes required to be deducted or withheld are imposed by the Federal Republic of Germany or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on the Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, with the same force and effect as if made on such scheduled date, and no additional interest shall accrue in respect of such extension.

                SECTION 5. Representation and Warranties. The Depositary hereby represents and warrants to Atlas, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

                (a) it is duly organized and validly existing as a German public law banking institution under the laws of the State of Rhine-Westphalia and is duly qualified to conduct banking business in the State of New York through its New York Branch;

                (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

                (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties;

                (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement; and

                (g) the Depositary will make all payments under this Agreement from its own funds and not from funds provided by, or on deposit from, Atlas or any of Atlas' subsidiaries.

                SECTION 6. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

                SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

                SECTION 8. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

                (i)      if to the Escrow Agent, addressed to at its office at:

                         FIRST SECURITY BANK, NATIONAL ASSOCIATION
                         79 South Main Street
                         Salt Lake City, UT 84111
                         Attention: Corporate Trust Department
                         Telecopier: 801-246-5053

                (ii) if to the Depositary, addressed to it at its offices at:

                         WESTDEUTSCHE LANDESBANK GIROZENTRALE
                         1211 Avenue of the Americas
                         New York, NY 10036
                         Attention: Transportation Finance
                         Telecopier: 212-869-7634
                         with a copy to:
                         Attention: Loan Administration
                         Telecopier: 212-302-7946

                (iii) in each case, with a copy to the Pass Through Trustee, addressed to it at its office at:

                         WILMINGTON TRUST COMPANY
                         One Rodney Square
                         1100 N. Market Street
                         Wilmington, DE 19890-0001
                         Attention:  Corporate Trust Administration
                         Telecopy:  302-651-8882

                         and to Atlas, addressed to it at its office at:

                         ATLAS AIR, INC.
                         538 Commons Drive
                         Golden, CO 80401
                         Attention:  Chief Financial Officer
                         Telecopier:  303-526-5051

                Whenever any notice in writing is required to be given by either of the Escrow Agent or the Depositary to the other, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Agreement.

                On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

                SECTION 9. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay the Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

                SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposit, shall be governed by, and construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                SECTION 12. Submission to Jurisdiction; Waiver of Jury Trial.
(a) Each of the parties hereto hereby irrevocably and unconditionally:

                (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect hereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 8 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

                (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                (b) EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE GREATEST EXTENT PERMISSIBLE BY LAW, ITS RIGHT TO A TRIAL BY JURY.

                SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                SECTION 14. Depositary's Obligations. The Depositary and the Escrow Agent understand and agree that in connection with this Agreement, the Depositary is not acting as a fiduciary, agent of other representative of the Escrow Agent, the Pass Through Trustees, the Placement Agents or anyone else, and has no and shall have no obligation to monitor, account for or otherwise concern itself with the source of funds invested hereunder or the application of such funds or of payments made by the Depositary hereunder and in accordance with the terms hereof.

                  IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.


                                  FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION,
                                       as Escrow Agent


                                  By
                                       -------------------------------------
                                       Name:
                                       Title:



                                  WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                  New York Branch,
                                       as Depositary


                                  By
                                       -------------------------------------
                                       Name:
                                       Title:


                                  By
                                       -------------------------------------
                                       Name:
                                       Title:

         Schedule I


                                     Deposit
                                     -------
                                    (Class A)


Date                           Deposit Amount               Account No.                 Maturity Date
----                           --------------               -----------                 -------------
January 28, 2000               $124,639,000                 712-000 1                   January 16, 2001

                                                                       EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE
                           1211 Avenue of the Americas
                               New York, NY 10036

                        Attention: Transportation Finance
                            Telecopier: 212-869-7634

                         Attention: Loan Administration
                            Telecopier: 212-302-7946


                              Ladies and Gentlemen:

        Reference is made to the Deposit Agreement (Class A) dated as of January 28, 2000 (the "Deposit Agreement") between First Security Bank, N.A., as Escrow Agent, and Westdeutsche Landesbank Girozentrale, New York Branch, as Depositary (the "Depositary").

        In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following amount of the
Deposit: $_______, Account No. ____________.

        The undersigned hereby directs that on _______________, the Depositary pay $___________ of the proceeds of the Deposit to ________________, Account No. _____, Reference: Atlas Air upon the telephonic request of a representative reasonably believed by the Depositary to be that of the Pass Through Trustee.


                                                  FIRST SECURITY BANK,
                                                 NATIONAL ASSOCIATION,
                                                    as Escrow Agent


                                                By:
                                                   -----------------------------
                                                    Name:
                                                    Title:

                            Dated: _______ __, ____

                                                                       EXHIBIT B

                         NOTICE OF PREPAYMENT WITHDRAWAL

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE
                           1211 Avenue of the Americas
                               New York, NY 10036

                        Attention: Transportation Finance
                            Telecopier: 212-869-7634

                         Attention: Loan Administration
                            Telecopier: 212-302-7946

        Reference is made to the Deposit Agreement (Class A) dated as of January 28, 2000 (the "Deposit Agreement") between First Security Bank, N.A., as Escrow Agent, and Westdeutsche Landesbank Girozentrale, New York Branch, as Depositary (the "Depositary").

        In accordance with Section 2.3(b) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following amount of the
Deposit: $_______, Account No. ____________.

        The undersigned hereby directs that on _______ the Depositary pay $________ of the proceeds of such Deposit and accrued interest thereon to the Paying Agent at Wilmington Trust Company, ABA# [ ], Account No.[ ], Reference:
Atlas Air.




                                                      FIRST SECURITY BANK,
                                                     NATIONAL ASSOCIATION,
                                                        as Escrow Agent


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                            Dated: _______ __, ____

                                                                       EXHIBIT C

                           NOTICE OF FINAL WITHDRAWAL

WESTDEUTSCHE LANDESBANK GIROZENTRALE
1211 Avenue of the Americas
New York, NY 10036

Attention: Transportation Finance
Telecopier: 212-869-7634

Attention: Loan Administration
Telecopier: 212-302-7946

Ladies and Gentlemen:

                  Reference is made to the Deposit Agreement (Class A) dated as of January 28, 2000 (the "Deposit Agreement") between First Security Bank, N.A., as Escrow Agent, and Westdeutsche Landesbank Girozentrale, New York Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(c) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit on _____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit and accrued interest thereon to the Paying Agent at
Wilmington Trust Company, ABA# [ ], Account No. [          ], Reference:  Atlas
Air.


                                            FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION,
                                                as Escrow Agent


                                            By:
                                                 ----------------------------
                                                  Name:
                                                  Title:
Dated: _______ __, ______